UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2013

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23590	59-3046866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina 28262

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 405-0416

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2013, Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with RVL 1 LLC (the “Investor”), an affiliate of Aston Capital, LLC, and closed the transactions contemplated by the Investment Agreement (the “Investment Closing”). The Company issued to the Investor 5,000 shares of the Company’s newly-created Series E Convertible Redeemable Preferred Stock, $0.001 par value per share (the “Series E Stock”) in consideration of a cash payment of $5 million (the “Investment”). The proceeds from the Investment are to be used for working capital purposes and to pay fees and expenses in connection with the Investment Agreement.

The Series E Stock initially shall be non-voting and non-convertible. The Series E Stock will become voting and convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) after the Company has complied with the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended, with respect to the written consent of the majority stockholder of the Company, dated as of February 21, 2013, approving the issuance of Common Stock upon conversion of the Series E Stock pursuant to Nasdaq Listing Rule 5635 (the “Trigger Date”). At any time from and after the Trigger Date, the Series E Stock will be convertible into Common Stock at a conversion price per share equal to $1.17, subject to certain anti-dilution adjustments (the “Conversion Price”).

From and after the Trigger Date, the Series E Certificate of Designations (as defined below) will provide the Investor with the same Board representation and consent rights as the existing series of preferred stock currently held by the Investor.

The Series E Stock will have a liquidation preference (the “Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series E Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series E Stock converted into Common Stock immediately prior to the liquidation.

The Company has the option to redeem all or any part of the Series E Stock for cash at any time subject to the Investor’s right to convert and require delivery of shares of Common Stock. The redemption price to be paid by the Company is equal to 110% of the

Liquidation Preference if the Series E Stock is redeemed on or before the first anniversary of the date of the original issuance of shares of Series E Stock (the “Original Issue Date”), 105% of the Liquidation Preference if the Series E Stock is redeemed after the first anniversary of the Original Issue Date but on or prior to the second anniversary of the Original Issue Date, and the Liquidation Preference if the Series E Stock is redeemed at any time thereafter.

At the option of the holders of two-thirds (2/3rds) of the then-outstanding shares of Series E Stock, the Company must redeem the number of shares of Series E Stock so requested for cash at the Liquidation Preference. Such option can only be exercised on or after the third (3rd) anniversary of the Original Issue Date.

Each share of Series E Stock shall be entitled to receive dividends (the “Series E Dividend”) payable at a rate per annum of five percent (5%) of the Series E Stated Value then in effect (the “Dividend Rate”). To the extent funds are legally available and the Company is not contractually prohibited from paying such Series E Dividend, the Series E Dividend must be declared and paid from and including the Original Issue Date on each six-month anniversary of the Original Issue Date. At the holder’s option, such dividends are payable through the issuance of additional shares of Series E Stock or in cash. To the extent the Company is unable to pay any Series E Dividend (i.e. in the event funds are not legally available or the Company is contractually prohibited from making payment), any such unpaid Series E Dividend shall be cumulative and shall accrue and compound on a quarterly basis at the then applicable Dividend Rate. Such unpaid Series E Dividend shall be paid as soon as funds are legally available or as soon as the Company is no longer contractually prohibited from paying such Series E Dividend, as applicable. Additionally, the Series E Stock shall share ratably on an as-converted basis with the Common Stock in the payment of all other dividends and distributions.

In connection with the Investment, the Company entered into a Registration Rights Agreement Acknowledgement pursuant to which the Company acknowledged that the Registration Rights Agreement, disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2012, which is applicable to shares of Common Stock issuable upon conversion of the existing Series B Convertible Preferred Stock and existing Series C Senior Convertible Preferred Stock, is also applicable to the shares of Common Stock issuable upon conversion of the Series E Stock.

The Investment Agreement was unanimously approved by the Audit Committee of the Board of Directors of the Company.

The foregoing is a summary of the material terms of the Investment Agreement and the Series E Stock. Investors are encouraged to review the entire text of the Investment Agreement and the Series E Certificate of Designations, copies of which are filed as Exhibit 10.1 and Exhibit 3.1 to this Report, respectively, and incorporated herein by reference.

On February 21, 2013, Revolution issued a press release announcing the closing of the Investment Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 2.03.

As more fully described in Item 1.01, the Series E Stock is redeemable at the Company’s option at any time subject to the Investor’s right to convert and require delivery of shares of Common Stock. Similarly, the holders of two-thirds (2/3rds) of the then-outstanding shares of Series E Stock have the option to require the Company to redeem all or any portion of the Series E Stock at any time after the third (3rd) anniversary of the Original Issue Date.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.02. All shares to be issued pursuant to the Investment Agreement will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”).

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.03.

Pursuant to the Investment Agreement, the Company issued 5,000 shares of Series E Stock, the terms of which are more fully described in the Certificate of Designations with respect to the Series E Stock (the “Series E Certificate of Designations”).

The foregoing is a summary of the material terms of the Series E Stock. Investors are encouraged to review the entire text of the Series E Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2013, Gary R. Langford, Chief Financial Officer of Revolution, and the Company mutually agreed that he would resign from his position as Chief Financial Officer of the Company effective as of February 16, 2013. There were no disagreements between the Company and Mr. Langford on any matter relating to the Company’s operations, policies or practices.

On February 16, 2013, the Company entered into a transition, separation and general release agreement (the “Agreement”) with Mr. Langford specifying (i) the final terms of his resignation as Chief Financial Officer, (ii) his employment by the Company in the position of Vice President of Finance until the close of business on April 1, 2013 and (iii) the terms of a consulting arrangement during the period beginning on April 2, 2013 and ending on April 30, 2013. Set forth below is a description of the terms of the Agreement that Revolution deems to be material:

•

The Company agreed to pay Mr. Langford a separation payment in the aggregate amount of $183,750 (less applicable withholdings and customary payroll deductions) on the later of April 1, 2013 and the next regular pay date following February 24, 2013.

•

The Company agreed to pay Mr. Langford a bonus in the aggregate amount of $30,000 (less applicable withholdings and customary payroll deductions) subject to the reasonably satisfactory completion of his transitional duties as described in the Agreement.

•

The Company’s obligations set forth in the indemnification agreement between Mr. Langford and the Company will survive the termination of Mr. Langford’s employment with the Company as set forth in such agreement.

The Agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, non-solicitation and cooperation provisions, as well as a mutual release of claims.

The foregoing is a summary of the material terms of the Agreement between Mr. Langford and the Company. Investors are encouraged to review the entire text of the Agreement, a copy of which is filed as Exhibit 10.2 to this Report, and incorporated herein by reference.

As previously disclosed, Charles J. Schafer, President of Revolution, became the Chief Financial Officer of the Company upon Mr. Langford’s resignation from such position. Investors are encouraged to review the information regarding Mr. Schafer disclosed in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 30, 2013.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 3.03 is incorporated by reference in its entirety in this Item 5.03. On February 21, 2013, the Company filed the Series E Certificate of Designations with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges and restrictions applicable to the Series E Stock. The Certificate of Designations became effective upon filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 5.07. On February 21, 2013, the majority stockholder of the Company provided its written consent approving the issuance of Common Stock upon conversion of the Series E Stock pursuant to Nasdaq Listing Rule 5635. The matters contemplated by such written consent will become effective only after the Company has complied with the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended, with respect to such written consent.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of the Series E Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc.

10.1	Investment Agreement, dated February 21, 2013, by and among Revolution Lighting Technologies, Inc. and RVL 1 LLC.

10.2	Transition, Separation and General Release Agreement by and between Revolution Lighting Technologies, Inc. and Gary R. Langford.

99.1	Press Release dated February 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

Date: February 22, 2013	By:	/s/ Charles J. Schafer
Charles J. Schafer
Chief Financial Officer